 Exhibit 10.1

LOCKUP AGREEMENT

This Lockup Agreement (this “Agreement”) is made and entered into as of January 19, 2021, by and between The Peck Company Holdings, Inc., a Delaware corporation (“Peck”), and the person set forth on the signature page attached hereto (“Stockholder”). Each capitalized term used, but not otherwise defined, herein has the respective meaning ascribed to such term in the Agreement and Plan of Merger, dated as of January 19, 2021, by and among Peck, iSun Energy LLC, a Delaware limited liability company (“iSun”), Sassoon M. Peress, and Peck Mercury, Inc., a Delaware corporation (the “Merger Agreement”).

WHEREAS, the Stockholder has agreed that all shares (the “Shares”) of Peck Common Stock currently held by Stockholder or subsequently issued to Stockholder pursuant to the Merger Agreement, exercise of Warrants, as incentive compensation, or otherwise, except for 40,000 shares of Peck Common Stock issued at the Closing of the Merger, shall be subject to a lockup agreement; and

WHEREAS, the execution and delivery of this Agreement by Stockholder is a condition precedent to the obligations of Peck to consummate the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Stockholder and Peck hereby agree as follows:

1.	Stockholder hereby acknowledges and agrees that, during the period beginning on the date hereof and ending upon the expiration of the Lockup Period (as defined below), Stockholder shall not:

(a)	sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any portion of the Shares;

(b)	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any such transaction is to be settled by delivery of Shares or such other securities, in cash or otherwise; or

(c)	publicly announce any intention to effect any transaction specified in clauses (a) or (b).

As used herein, the term “Lockup Period”, with respect to any Shares, means the period beginning on the date such Shares are issued (each such date, an “Issue Date”) and ending on the date that is 365 days following the applicable Issue Date.

2.	Notwithstanding the provisions of paragraph 1 above, Stockholder may transfer any of the Shares:

(a)	by gift or other transfer to a member of Stockholder’s immediate family or to a trust, corporation, partnership or limited liability company established for estate planning purposes, the beneficiaries, stockholders, partners or members of which are members of such Stockholder’s immediate family or a charitable organization;

(b)	by virtue of the applicable laws upon dissolution of Stockholder, if the Stockholders is a legal entity;

(c)	by virtue of the Laws of descent and distribution upon the death of Stockholder, as applicable; or

(d)	to any of Stockholder’s Affiliates;

provided, however, that (i) all such permitted transferees shall execute and deliver a lockup agreement substantially in the form of this Agreement and shall be bound by the transfer restrictions contained herein, (ii) any such transfers shall not involve a disposition for value (other than as described above in clause (b)), (iii) any such transfers that result in a reduction of beneficial ownership of the Shares are not required to be reported with the Securities and Exchange Commission (the “SEC”) on Form 4 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

3.	Stockholder hereby represents and warrants to Peck that such Stockholder has full power and authority to enter into this Agreement.

4.	Peck shall cause each of the certificates evidencing the Shares to be legended with the applicable transfer restrictions. Stockholder agrees and consents to the entry of stop transfer instructions with transfer agent and registrar against the transfer of the Shares, except in compliance with this Agreement, and Peck and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

5.	This Agreement constitutes the entire agreement by the parties hereto and supersedes all prior understandings, agreements, or representations by the parties hereto, written or oral, to the extent that they relate in any way to the subject matter hereof.

6.	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

2

7.	This Agreement and any claim, controversy or dispute arising out of or related to this Agreement or the interpretation and enforcement of the rights and duties of the parties hereto, whether arising in law or equity, whether in contract, tort, under statute or otherwise, shall be governed by and construed in accordance with the domestic laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any such claim, controversy or dispute), without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.	All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail or facsimile, on the date of transmission to such recipient, (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the address or facsimile number indicated on the books and records of Peck or such other address as a party hereto shall subsequently provide.

9.	No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto and approved in writing by the Audit Committee of the Board of Directors of Peck. No waiver by any party hereto of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver and, in the case of Peck, approved in writing by the Audit Committee of the Board of Directors of Peck nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.	Each of the parties hereto has been informed that irreparable damage would occur if any of the provisions of this Agreement are not performed in accordance with their specific terms and in the event of breach of this Agreement by a party hereto, the non-breaching party would not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the non-breaching party may be entitled, such party shall be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

11.	If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of such parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

12.	This Agreement may be executed in one or more counterparts (including by means of electronic mail or facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. The parties hereto agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures or other electronic delivery.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Lockup Agreement on the date first written above.

The Peck Company Holdings, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	President

Stockholder:

/s/ Sassoon M. Peress
Sassoon M. Peress

Signature Page to Lockup Agreement

4